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ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT ("Agreement") dated as of July 12, 2017 by and among PRIME METALS & ALLOYS, INC., a Delaware corporation ("Seller"), and [Subsidiary of Amerinac Holding Corp. to be created or determined prior to signing of Agreement], a Delaware corporation, ("Buyer"). Buyer and Seller may hereafter be referred to as a "Party" and, collectively, as the "Parties."

WITNESSETH

WHEREAS, the Seller is engaged in the manufacturing and providing of alloys, ingots, specialty scrap materials and customized scrap blends business ("Business");

WHEREAS, on March 2, 2017 (the "Petition Date"), the Seller filed its voluntary petition for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 *et seq.* (as amended, the "Bankruptcy Code") in the United States Bankruptcy Court for the Western District of Pennsylvania (the "Bankruptcy Court") at case no. 17-70164-JAD (the "Case").

WHEREAS, the Seller desires to sell the Seller's Assets (as hereinafter defined), and the Buyer desires to purchase such Assets pursuant to the terms and conditions of this Agreement and pursuant to an order of the Bankruptcy Court approving such sale ("Sale Order"), under Section 363 of the Bankruptcy Code, such Sale Order to include the assumption and assignment of certain executory contracts as provided herein pursuant to Section 365 of the Bankruptcy Code;

NOW THEREFORE, in consideration of the promises, covenants, and other consideration described herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows, intending to be legally bound:

ARTICLE 1
TRANSFER OF ASSETS AND PURCHASE PRICE

1.1 Assets. Pursuant to the Sale Order of the Bankruptcy Court approving the same and subject to the terms and conditions of this Agreement, the Seller agrees to sell, convey, transfer, and deliver to the Buyer at the Closing (as hereinafter defined) all right, title and interest of the Seller in and to all real and personal property listed on Schedule 1.1(a), attached hereto (collectively, the "Purchased Assets"), free from all claims, defaults, liens, taxes, debts, and encumbrances of any kind, except the Assumed Liabilities (as hereinafter defined), but excluding those certain assets specifically listed on Schedule 1.1(b) attached hereto (the "Excluded Assets").

1.2 Consideration. The consideration to be paid by the Buyer to the Seller for the Assets shall be 9,600,000.00 (the "Purchase Price"), including:

(a) 9,600,000.00 (the "Cash Consideration"); and

(b) the Buyer's assumption of the Assumed Liabilities pursuant to Section 1.6 of this Agreement.

1.3 Allocation of Proceeds. The Parties agree that prior to the Closing Date, they or their representatives shall in good faith allocate the Purchase Price among the Purchased Assets.

1.4 Delivery of Cash Consideration. Upon submission of a bid the Buyer shall remit the Qualified Bidder Deposit (as defined in the Bid Procedures Order). At Closing, Buyer shall pay to Seller the Cash Consideration in the amount of
9,100,000.00 in immediately available
funds by wire transfer or certified or cashier's check, as specified by the Seller in written instruction delivered to Buyer.

1.5 Assignment of Contracts, Leases and Other Assets. Subject to the terms and conditions of this Agreement, as of the Closing, the Seller shall assign and transfer to the Buyer all of the Seller's right, title and interest in and to, and the Buyer shall assume all the rights of the Seller, and, except as provided hereunder, all of the obligations of the Seller for performance from and after the Closing, under the contracts listed on Schedule 1.5 attached hereto (the "Assigned Contracts"). Any contracts not listed under Schedule 1.5 shall be presumed rejected under Section 365 of the Bankruptcy Code. Prior to Closing Seller shall file a motion seeking the assumption and assignment of any Assigned Contracts.

1.6 Assumption of Liabilities. As partial consideration for the Purchased Assets, the Buyer shall assume, perform, and discharge, by Bankruptcy Court order, pursuant to section 365 of the Bankruptcy Code, from and after the Closing, the following obligations of the Seller (the "Assumed Liabilities"):

(a) All liabilities of the Seller under the Assigned Contracts, including all required cure costs for the Assigned Contracts;

(b) All of Seller's obligations under any warranty work owed with respect to the Assets or pending pursuant to any Assigned Contract (Seller will provide a schedule of pre-existing warranty claims or threatened warranty claims against Seller which shall be deemed Excluded Liabilities prior to Closing);

(c) All of Seller's obligations under any Assigned Contract;

(d) All of Seller's obligations and liabilities to all Critical Vendors (as defined herein and as determined pursuant to Section 2.4);

(e) Subject to the provisions and limitations of Section 1.7, all vacation and other paid time-off owed by Seller as of the Closing Date to each Transferred Employee (as listed on Schedule 1.6(e)) incurred by the Seller pursuant to the Seller's written corporate policies on vacation and time-off and not in excess of twenty-eight(28) days; and

(f) Any other liability of the Seller that Buyer may specifically agree to assume, in writing at Closing, at the request of the Seller.

1.7 Excluded Liabilities. Except for the Assumed Liabilities, the Buyer shall assume no other debts, liabilities, or obligations of the Seller. Buyer will not assume obligations for any performance bonuses, severance agreements, retirement obligations, bonuses triggered by a change in control of the business, or any other bonuses due to any Transferred Employee of the Seller unless explicitly set forth in Schedule 1.7.

1.8 Excluded Assets. The Assets to be conveyed by the Seller to the Buyer hereunder shall not include cash and cash equivalents (such as the Debtor's interests in any deposits and insurance policies) and any asset, tangible or intangible, listed at Schedule 1.1(b), or any asset which is not freely transferable without the consent of a third party, upon the failure to obtain such consent.

ARTICLE 2
CLOSING

2.1 Closing. The transfers and deliveries referred to in Article I hereof (the "Closing") shall take place not later than August 18, 2017 at the law offices of Bernstein-Burkley, PC, 707 Grant Street, Suite 2200, Pittsburgh, Pennsylvania 15219, or by such other means, including facsimile, and at such other time and date as the Seller and the Buyer may in writing designate or such exchange actually occurs (the "Closing Date"). Notwithstanding anything in this Agreement to the contrary, if the Closing is consummated, the effective time of the Closing shall be 12:01 a.m. on the Closing Date.

2.2 Conditions to Closing.

(a) The obligations of the Buyer and the Seller under this Agreement are subject to the satisfaction or waiver by the Buyer or the Seller, as applicable, of the following conditions precedent on or before the Closing:

(i) The Seller shall have filed a motion or motions for approval ("Sale Motion") under sections 363 and 365 of the Bankruptcy Code of: (1) the sale of the Assets and assumption and assignment of the Assigned Contracts and assumption of the Assumed Liabilities pursuant to the terms of this Agreement and the transactions hereunder (the "Transaction"); (2) the sale of the Assets to the Buyer free and clear of liens, claims and

encumbrances, to the fullest extent possible under section 363(f) of the Bankruptcy Code; and (3) the form of this Agreement;

(ii) The Bankruptcy Court shall have entered a final and non-appealable Sale Order approving the Transaction and the sale of the Assets to the Buyer free and clear of any and all liens, claims and encumbrances, which order shall include a finding that Buyer has purchased the Assets in "good faith" within the meaning of Bankruptcy Code section 363(m); and

(iii) No court order by the Bankruptcy Court shall have been entered in any action or proceeding instituted by any person that enjoins, restrains, or prohibits the consummation of the transactions contemplated hereby.

(b) The obligations of Buyer under this Agreement are subject to the satisfaction, or waiver by Buyer, of the following further conditions precedent on or before Closing:

(i) The representations and warranties of the Seller contained herein shall be true in all material respects on and as of the Closing;

(ii) The Seller shall, in all material respects, have performed all of their respective obligations and agreements and complied with all of its respective covenants contained in this Agreement to be performed and complied with by it on or prior to the Closing;

(iii) Seller shall have delivered to Buyer Seller's deliverables set forth below;

(iv) An Event of Force Majeure shall not have occurred during the period beginning on the date of the execution of this Agreement by the Parties and ending on the date the Bankruptcy Court enters a Sale Order that is final and non-appealable. An "Event of Force Majeure" as used in this Section shall mean acts of state or governmental action; orders, legislation or regulations; governmental restrictions, priorities or rationing; riots, disturbance or war (declared or undeclared); strikes, lockouts or delay of subcontractors or vendors; embargo, fire, earthquake, flood, hurricane, typhoon, explosion and accident, and such event or events materially change the Assets or the Business in the reasonable estimate of the Buyer;

(v) a satisfactory Phase I environmental site assessment shall have been performed at Buyer's expense by a reputable environmental consultant, and in the event the Phase 1 environmental site assessment is deemed unsatisfactory, a Phase II environmental site assessment will be performed by a reputable environmental consultant and Closing will be extended 60 days, but in no event shall the Closing be extended past September 30, 2017. In the event the Phase II environmental site assessment shows remediation costs in excess of $1,000,000, Buyer shall have the right to terminate Contract and have $250,000 of its deposit returned. The remaining deposit shall be forfeited to the Seller's estate.

(c) The obligations of Seller under this Agreement are subject to the satisfaction, or waiver by Seller, of the following further conditions precedent on or before Closing:

(i) The representations and warranties of the Buyer contained herein shall be true in all material respects on and as of the Closing;

(ii) Buyer shall have delivered to Seller Buyer's deliverables set forth below; and

(iii) The Buyer shall, in all material respects, have performed all of its obligations and agreements and complied with all of its covenants contained in this Agreement to be performed and complied with by it on or prior to the Closing.

2.3 The Seller's Deliverables. At the Closing, the Seller shall deliver to the Buyer any instruments of transfer reasonably required by the Buyer to evidence the transfer of the Assets to the Buyer, including, without limitation, titles to vehicles or mobile equipment being acquired, if any, and assignments with respect to any Intellectual Property registered, recorded or filed with any governmental authority, in form suitable for registration, recordation or filing with such governmental authority, in each case duly executed by the Seller.

2.4 The Buyer's Deliverables. At the Closing, the Buyer shall deliver to the Seller the following:

(a) The Cash Consideration pursuant to Section 1.2; and

(b) Any instruments reasonably required by Seller to evidence Buyer's performance under the Assumed Liabilities; and

(c) A statement listing any vendors that the Buyer designates as critical vendors (the "Critical Vendors"), the proposed treatment of those Critical Vendors at or after Closing and Buyer's agreement to consummate any payment(s) to Critical Vendors.

ARTICLE 3
SELLER'S REPRESENTATIONS AND WARRANTIES

The Seller and Buyer represent and warrant to the Buyer as follows:

3.1 Title. The Seller has (or will obtain by the Sale Order) authority to convey good and marketable title to all of the Assets, tangible and intangible, free and clear of all liabilities, encumbrances, and security interests whatsoever except for those arising from or related to the Assumed Liabilities.

3.2 Condition and Sufficiency of Assets. Neither Seller, nor any of its respective directors, officers, employers, agents or representatives has made, or shall be deemed to

have made, and no such person shall be liable for, or bound in any manner by, and Buyer has not relied upon and will not rely upon, any express or implied representations, warranties, guaranties, promises or statements pertaining to the Business or the Assets, except as specifically set forth in this Article 3. **THE SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY OTHER REPRESENTATION OR WARRANTY, OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE ASSETS AND RELATING TO THE OPERATIONS OF THE SELLER, AND SPECIFICALLY DISCLAIM ANY IMPLIED OR EXPRESS REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OR MATERIALS, OR THE ABILITY OF THE SELLER TO ASSIGN THE ASSETS, OR OBTAIN CONSENTS TO ANY ASSIGNMENT. ALL OF THE ASSETS ARE BEING SOLD "AS IS", "WHERE IS" AND "WITH ALL FAULTS."**

3.3 Schedules. Attached hereto are Schedules containing certain information regarding Seller, the business of Seller as heretofore conducted, and the Assets. All information set forth in the Schedules is materially true, correct, complete and set forth in a manner that is not misleading as of the date of this Agreement. The information contained in the Schedules shall be deemed to be part of and qualify only those representations and warranties contained in Article 3 or elsewhere in this Agreement that make specified reference to the Schedules. Unless otherwise indicated, all capitalized terms used in the Schedules shall have the same meanings as in this Agreement. At all times prior to and including the Closing Date, Seller shall promptly provide Buyer with written notification of any event, occurrence or other information of any kind whatsoever that materially affects, or may materially affect, the continued truth, correctness or completeness of any representation, warranty or covenant made in this Agreement or the Schedules to this Agreement. All of such written notifications shall specifically identity any and all of the representations, warranties, or covenants materially affected by the event, occurrence or information that necessitated the giving of such notice. No such notification or other disclosure shall be deemed (i) to amend or supplement the Schedules to this Agreement or this Agreement or (ii) to affect Buyer's right not to close the purchase of the Assets contemplated hereby because of a breach of a representation, warranty, or covenant made hereunder by Seller, provided however, if Purchase has received such written notice and nonetheless elects to proceed with the Closing, Buyer shall be deemed to have waived any claim against Seller relating to a breach of such a representation, warranty, or covenant.

3.4 Litigation. Except as set forth in the Schedules, there are no actions, suits, claims, investigations, hearings, or proceedings of any type pending (or, to the knowledge of Seller, threatened) against Seller affecting the Assets.

3.5 Bankruptcy Case. Seller warrants that as of the Closing Date, Seller will have complied with the requirements of the Bankruptcy Code and provided to all parties with the right to receive notice of the Bankruptcy Case timely notice of the Bankruptcy Case and the sale of the Assets as required by the Bankruptcy Code.

ARTICLE 4
BUYER'S REPRESENTATIONS AND WARRANTIES

The Buyer represents and warrants to the Seller as follows:

4.1 Organization. Buyer, or Buyer's designated Affiliate, is a corporation duly organized and validly existing under the laws of the State of Delaware.

4.2 Authority. The Buyer, or Buyer's designated Affiliate, has all requisite power and authority to enter into this Agreement and to perform its respective obligations hereunder, prior to Closing, the execution, delivery and performance of this Agreement will have been duly and validly authorized and ratified by all necessary corporate and other action on the part of the Buyer and no other proceedings on the part of the Buyer are necessary to authorize this Agreement and the transactions contemplated hereby.

4.3 Validity. Assuming due authorization, execution and delivery of this Agreement by the Seller, and assuming Bankruptcy Court approval and authorization, this Agreement constitutes a valid and binding obligation of the Buyer, enforceable in accordance with its terms. Upon execution and delivery thereof by Buyer at Closing (and assuming due authorization, execution and delivery thereof by Seller and Bankruptcy Court approval and authorization thereof), this Agreement will be the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

4.4 Litigation. There are no actions, suits, claims, investigations, hearings, or proceedings of any type pending (or, to the knowledge of Buyer, threatened), at law or in equity, that might affect Buyer's ability to close the transactions contemplated hereby.

4.5 Disclaimer. The Buyer acknowledges that in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer has relied solely on the basis of its own independent investigation of the Business and the Assets and upon the express written representations, warranties and covenants in this Agreement. Without diminishing the scope of the express written representations, warranties and

covenants of the Seller in this Agreement and without affecting or impairing its right to rely thereon, the Buyer acknowledges that (a) it has not relied, in whole or in part, on any information contained in documents, materials or other information provided to it by, or on behalf of, Seller, and (b) Seller is not making any representations or warranties with respect to (i) any such documents, materials or other information, other than, in each case, as set forth in this Agreement or (ii) the value, condition, merchantability, marketability, profitability, suitability or fitness for a particular use or purpose of the Assets.

ARTICLE 5
TAX MATTERS

5.1 Certain Taxes Other Than Federal, State and Local Income Taxes. All transfer, documentary, sales, use, stamp, registration, and other such taxes and fees (including penalties and interest) incurred in connection with this Agreement and arising out of the transfer of the Assets to Buyer, but excluding income taxes of Seller, shall be paid by the Buyer when due, and the Buyer shall, at its own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other such taxes and fees, and, if required by applicable law, the Seller shall join in the execution of any such tax returns and other documentation. The parties shall cooperate with one another in the preparation of all tax returns, questionnaires, applications or other documents regarding any taxes or transfer, recording, registration or other fees which become payable in connection with the transactions that are required to be filed on or before the Closing.

5.2 Preparation and Filing of Certain Tax Forms.

(a) The Buyer shall prepare and timely file all Forms W-2, 940, 941 and 1099 with all appropriate governmental authorities, including without limitation any summary schedules and transmittal forms, as well as any similar filings required by any state or local governmental authority, with respect to all wages and other reportable payments for the calendar year 2017. The Buyer shall pay all administrative amounts owed as a result of or otherwise related to such filings, with the exception of any tax, interest, or penalties associated with periods prior to the Closing.

(b) Within forty-five (45) days after the Closing Date, Buyer shall prepare a written initial allocation of the deemed sales price of the Assets among the Assets. Buyer and Seller shall use commercially reasonable efforts to promptly agree on such allocation of the deemed sales price of the Assets, in accordance with the allocation requirements of Section 1060 of the Internal Revenue Code (the allocation agreed on by the parties pursuant to this Section, the "Purchase Price Allocation Agreement"). If Buyer and Seller, including

Seller's principals and/or shareholders who may be affected by the Purchase Price Allocation Agreement ("Interested Shareholders"), are unable to agree on the Purchase Price Allocation Agreement within twenty (20) days after delivery of the initial allocation, then Seller and/or the Interested Shareholders shall request a nationally recognized accounting firm to prepare an allocation schedule in accordance with Section 1060 of the Code, which schedule shall be binding on the parties hereto and shall constitute the Purchase Price Allocation Agreement, as if agreed by the parties hereto. The cost of any such firm shall be borne by the losing party challenging the Purchase Price Allocation. Any subsequent adjustments to this allocation shall be reflected in the Purchase Price Allocation Agreement in a manner consistent with Treasury Regulation § 1.1060-1.

(c) For all tax purposes, Buyer and Seller agree to report the transactions contemplated in this Agreement in a manner consistent with the Purchase Price Allocation Agreement, and Buyer and Seller shall not voluntarily take any action inconsistent with the Purchase Price Allocation Agreement or take a position inconsistent therewith in any tax return, refund claim, litigation or otherwise unless required pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state or local tax provision) or by any governmental authority. Buyer and Seller shall each be responsible for the preparation of their own IRS Forms 8594 (and any corresponding or similar forms or reports required under state or other applicable tax laws) in accordance with applicable tax laws, and each shall execute and deliver to each other such statements and forms as are reasonably requested by the other party.

5.3 Transfer Taxes and Recording Fees; Real Estate Taxes; Tax Proration and Allocation.

(a) Buyer shall pay any recording fees required to file any instruments of transfer of record. In the event real estate or deed transfer Taxes or conveyance fees are required to be paid in order to record any deeds to be delivered to Buyer in accordance herewith, or in the event any such Taxes are assessed at any time thereafter, such real estate transfer or deed transfer Taxes or conveyance fees incurred as a result of the Transaction shall be paid by Buyer. Prior to the Closing Date, the Buyer and Seller shall cooperate in good faith to determine that portion of the Purchase Price attributable to the Owned Real Property for purposes of computing any such transfer Tax or conveyance fee.

(b) Real estate taxes and assessments, both general and special, shall be conclusively prorated between the Parties as of the Closing Date based upon the rate and millage shown in the latest available real estate tax bill for the Owned Real Property, such that all amounts attributable to periods ending on or before the Closing Date are allocated to Seller, and all amounts attributable to periods ending after the Closing Date are allocated to Buyer. Notwithstanding the foregoing, Buyer shall be responsible for any unpaid assessments for governmental improvements affecting any of the Owned Real Property.

(c) All Taxes of Seller and all Taxes that arise out of the operation of the Business or the Purchased Assets for any Tax period or portion thereof that ends on or before the Closing Date shall be Excluded Liabilities. For purposes of making such determination, to the greatest extent possible and except as otherwise provided in Article 5, it shall be deemed that any Tax year of the Seller ends on the close of business on the Closing Date, and with respect to any Tax period that includes but does not end on the Closing Date, the portion of such Taxes that are allocated to the pre-Closing period (and thus Excluded Liabilities) shall be (x) the amount that would be payable if the relevant taxable period ended at the close of business on the Closing Date pursuant to an interim closing of the books in the case of all Taxes (other than the Taxes described in (y) below), and (y) in the case of Taxes based on periods of time that cannot be allocated based on an interim closing of the books, the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the total number of days in that portion of such taxable period ending on the close of business on the Closing Date and the denominator of which is the total number of days in such taxable period.

ARTICLE 6
ADDITIONAL COVENANTS

6.1 Assignment of Contracts and Claims. Notwithstanding any other provision of this Agreement, nothing in this Agreement or any related document shall be construed as an attempt to assign (a) any Contract which, as a matter of law or by its terms, is nonassignable without the consent of the other parties thereto unless such consent has been given or unless such consent is not required by the Bankruptcy Code or (b) any Contract or claim as to which all of the remedies for the enforcement thereof enjoyed by Seller would not, as a matter of law or by their terms, pass to Buyer as an incident of the transfers and assignments to be made under this Agreement. Nothing in this Section shall relieve Seller of its obligations to obtain any consents or make any Cure Payments required for the transfer of the Assets and all rights thereunder to Buyer, nor shall relieve the Buyer of its obligations to pay the Cure Costs paid by Seller.

6.2 Conveyance of Assets.

(a) At or prior to Closing, Seller shall use its reasonable best efforts to execute any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things as are reasonably necessary to transfer, vest, perfect or confirm right, title, interest or ownership (of record or otherwise) of the Assets, including the Intellectual Property, as requested by Buyer.

(b) If at any time after the Closing, Buyer is advised that any additional deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are reasonably necessary to vest, perfect or confirm Buyer's ownership (of record or

otherwise), right, title or interest in, to or under any or all of the Assets or otherwise to carry out the intent of this Agreement, Seller shall use its reasonable best efforts to execute and deliver all deeds, bills of sale, instruments of conveyance, assignments and assurances and take and do all such other actions and things as may be reasonably requested by Buyer in order to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Buyer or otherwise to carry out this Agreement.

6.3 Preservation of Assets and No Material Changes in Assets. Except as otherwise may be ordered by the Bankruptcy Court, Seller shall preserve the Assets in the ordinary and usual course of business, consistent with prior practices. Except as otherwise may be ordered by the Bankruptcy Court, no action shall be taken by Seller that shall effect the Assets in any material adverse respect, or Buyer's use or operation of the assets after the Closing.

6.4 No adverse change or condition of assets. No material adverse change shall have occurred in the Assets.

6.6 Name Change. Within ten Business Day of the Closing, (a) Seller shall change its name to a name that does not use the words "Prime", "Metals" or "Alloys", and (b) take all actions requested by Buyer, at Buyer's expense, to enable Buyer or any of its Related Persons to change its name to Seller's present name or otherwise conduct business using Seller name. For purposes of clarity and avoidance of doubt, nothing in this Paragraph shall require the Seller to take any action to change the caption of the bankruptcy case or prohibit the Seller from using the words "Prime, " "Metals" or "Alloys" in filings in the bankruptcy case.

6.7 Adequate Assurances. Buyer (or any Affiliate of Buyer designated or to be designated pursuant to Article 4) shall provide in a timely fashion any and all information required by the Bankruptcy Code and the Bankruptcy Court to evidence Buyer's (or any Affiliate of Buyer designated or to be designated pursuant to Article 4 herein) capability of satisfying the conditions contained in Sections 365(b)(1)(C) and 365(f)(2)(B) of the Bankruptcy Code with respect to the Assigned Contracts to be assigned to Buyer

ARTICLE 7
TERMINATION

7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) By mutual written consent of the Buyer and the Seller;

(b) By the Buyer if the Seller breaches any of its representations and warranties in any material respect herein or fails to perform in any material respect any of its covenants,

agreements, or obligations under this Agreement, and any such breach or failure is not cured within fifteen (15) days after written notice from the Buyer; or

(c) By the Seller if the Buyer breaches any of its representations or warranties in any material respect herein or fails to perform in any material respect any of its covenants, agreements, or obligations under this Agreement, and any such breach or failure is not cured within fifteen (15) days after written notice from the Seller.

7.2 Effect of Termination. In the event of termination of this Agreement by either the Seller or the Buyer as provided in Section 7.1(a), this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Seller or the Buyer. In the event of termination of this Agreement by Seller pursuant to Section 7.1(c), Seller may elect to retain the Buyer's deposit as liquidated damages and/or sue for specific performance.

ARTICLE 8
GENERAL

8.1 Access to Records and Properties; Assistance. For a period of one (1) year following the Closing, the Parties hereto shall afford each other reasonable access to the financial and tax records of the Seller and the Business as well as the properties related to the Seller and the Business to (a) complete any financial statements or audits thereof or tax returns, (b) defend any tax disputes or claims or respond to any requests in connection with any tax audits, (c) comply with any legal request or order, (d) defend any disputes, claims, prosecution or litigation, or (e) for any other reasonable purpose.

8.2 Assignment. This Agreement and the rights of the Parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the Parties hereto and the successors to the parties hereto, provided, however, that Seller and Buyer may assign their respective rights hereunder to any of their respective direct or indirect wholly owned Subsidiary or subsidiaries.

8.3 Employee Relations.

(a) Buyer shall not be liable for severance obligations (including without limitation, obligations to provide health or retirement benefits), if any, to any of Seller's employees resulting from or arising out of the transactions contemplated by this Agreement.

(b) Notwithstanding the foregoing, Buyer is hereby authorized to contact any employee of Seller after the Effective date of this Agreement to discuss such employee's

potential employment with Buyer following the Closing; provided however, that the parties acknowledge and agree that Buyer shall have no obligation to offer employment to any officer or employee of Seller following the Closing.

8.4 Signatures. Signatures on this Agreement delivered by fax or electronic mail shall be considered original signatures for purposes of effectiveness of this Agreement.

8.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts which may be delivered by facsimile, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

8.6 Fees and Expenses. Whether or not the transactions herein contemplated shall be consummated, (a) the Seller will pay the fees, expenses and disbursements of the Seller, and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, and (b) the Buyer will pay the fees, expenses and disbursements of the Buyer and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto.

8.7 Counsel. Each party hereto warrants and represents that such party has been afforded the opportunity to be represented by counsel of its choice in connection with the execution of this Agreement and has had ample opportunity to read, review and understand the provisions of this Agreement.

8.8 Notices. Any notice or communication required or permitted hereunder shall be sufficiently given if sent by first class mail, postage prepaid:

(a) If to the Seller, addressed to it at: Prime Metals & Alloys, Inc.
101 Innovation Drive
Homer City, PA 15748

(b) With a copy to its counsel at: Bernstein-Burkley, PC
Attn: Kirk B. Burkley, Esq.
707 Grant Street, Suite 2200
Pittsburgh, PA 15219
kburkley@bernsteinlaw.com

If to the Buyer, addressed to it at: Amerinac Holding Corp.
20 Nassau Street – Suite 12
Princeton, NJ 08542
ATTN: John Wachter

(c) With a copy to its counsel at:

8.9 Opportunity to Investigate. All of the parties have had an opportunity to investigate and evaluate the Assets being purchased, have relied on independent professional advice and, therefore, agree that the price to be paid by the Buyer for the Assets is reasonably equivalent value for the Assets.

8.10 Governing Law and Jurisdiction. THIS AGREEMENT (AND ALL DOCUMENTS, INSTRUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED PURSUANT TO THE TERMS AND PROVISIONS HEREOF (THE "ANCILLARY DOCUMENTS") SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE BANKRUPTCY CODE AND TO THE EXTENT NOT INCONSISTENT WITH THE BANKRUPTCY CODE, THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. THE BUYER AND THE SELLER FURTHER AGREE THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION OVER ALL DISPUTES AND OTHER MATTERS RELATING TO (A) THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT AND (B) THE ACQUIRED ASSETS AND THE ASSUMED LIABILITIES. BUYER CONSENTS TO AND EXPRESSLY CONSENTS TO AND AGREES NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION; *PROVIDED, HOWEVER*, THAT IF THE BANKRUPTCY COURT REFUSES TO ACCEPT JURISDICTION OVER ANY SUCH DISPUTE, THEN ANY STATE OR FEDERAL COURT LOCATED IN THE COUNTY OF INDIANA, COMMONWEALTH OF PENNSYLVANIA, SHALL HAVE JURISDICTION OVER SUCH DISPUTE AND BUYER AND THE SELLER HEREBY CONSENT TO THE JURISDICTION OF SUCH COURT IN ANY SUCH CASE.

8.11 Conflicts. In case any provision in this Agreement shall conflict with any part of the Sale Order, the terms of the Sale Order shall control and shall be given precedence by the parties hereto over any such conflicting term in this Agreement.

8.12 Captions. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

8.13 Entire Agreement. This Agreement and the documents delivered pursuant hereto constitute the entire agreement and understanding between the Seller and the Buyer and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Seller and the Buyer acting through their duly elected officers.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

THE SELLER.

____

Name Richard W. Krupp

Title President

THE BUYER: Amerinac Holding Corp. or its subsidiary assignee

____

Name JOHN WACHTER

Title EXECUTIVE CHAIRMAN

SCHEDULE 1.1(a)

ASSETS

(a) Real property interests owned by the Debtor in Homer City, Pennsylvania, located at 101 Innovation Drive, Homer City, Pennsylvania 15748-7433 (the "Real Property");

(b) Accounts receivable;

(c) Inventory located at the Real Property and in transit and in the possession of processors and other third parties, materials, supplies, and packaging materials, if any;

(d) All personal property, including but not being limited to leases and leasehold interests, furniture, fixtures, office equipment, tolls, supplies, vehicles, computers and telecommunication equipment, including but not limited to hardware and software related thereto, and telephone numbers;

(e) All intellectual property;

(f) All rights under all contracts and agreements related to the Business that the Buyer designates for assumption and assignment;

(g) Customer lists, sales and marketing materials, mailing lists, marketing lists, employee lists, and related information;

(h) All causes of action, choses of action and rights of recovery, and counterclaims and setoff rights where critical vendors are potentially the adverse party;

(i) All intangible assets and goodwill of the Business;

(j) All books and records of the Business; and

(k) All other assets and rights associated with or used by the Business that are not specifically excluded.

SCHEDULE 1.1(b)

EXCLUDED ASSETS

(a) Inventory sold, and supplies consumed or otherwise exhausted, prior to the Closing Date in the ordinary course of the Business and consistent with the terms of this Agreement;

(b) Any action of Seller that arises under Chapter 5 of the Bankruptcy Code;

(c) All cash and cash equivalents;

(d) Any interest in any Seller Employee Benefit Plan;

(e) Any escrows or sub-escrows established after the filing of the Bankruptcy Case;

(f) Seller's interest in any insurance policies;

(g) All claims and causes of action of Seller; and

(h) All claims and causes of action of Seller against Buyer for Buyer's breach of this Agreement or any other agreement or instrument entered into in connection with the Transaction.

Schedule 1.7

None

Schedule 1.6

TBD – Transferred Employees